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                                                            EXHIBIT 23.3

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

View Tech, Inc.
Camarillo, California

We hereby consent to the use in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, relating to the consolidated financial statements of View Tech, Inc. as of December 31, 1999 and for the year then ended, which is contained in that joint proxy statement/prospectus.

We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California
March 31, 2000